UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2013

A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio 44333
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A. Schulman, Inc. (the “Company”), A. Schulman International Services BVBA and A. Schulman Plastics BVBA (collectively, the “Borrowers”) entered into an Amended and Restated Credit Agreement dated as of September 24, 2013 (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as Global Agent, the lenders named in the Credit Agreement and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and PNC Capital Markets LLC as Lead Arrangers. The following summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Credit Agreement provides for (i) a multicurrency revolving credit facility in the aggregate principal amount of up to $300 million (the “Revolving Facility”), (ii) a $200 million term loan facility (the “Term Loan Facility”) and (iii) an expansion feature allowing the Company to incur (subject to certain terms and conditions) up to an additional $250 million of revolving loans and/or term loans (the “Incremental Facility” and, together with the Revolving Facility and the Term Loan Facility, the “Credit Facility”). The proceeds of the Credit Facility may be used for general corporate purposes, including repayment of indebtedness, repurchase of certain of the Borrowers’ equity interests and financing of certain acquisitions. The Credit Facility matures on September 24, 2018.

The Credit Facility is jointly and severally guaranteed by each of the Company, ICO-Schulman LLC, ICO P&O, Inc., ICO Global Services, Inc., ICO Technology Inc. and Bayshore Industrial, LLC (collectively, the “Guarantors”).

Borrowings under the Credit Agreement bear interest, at the Company’s option, either at an alternate base rate or a Eurocurrency rate, in each case as adjusted from time to time based upon the Company’s total leverage ratio. “Alternate base rate” means the greatest of three separate rates based upon a prime rate, a federal funds rate and an adjusted LIBO rate. “Eurocurrency rate” means either an adjusted LIBO rate or the rate determined by reference to the British Bankers’ Association Interest Settlement Rates (or successor thereto) for deposits in the currency in which the relevant borrowing is made.

The Credit Agreement contains certain covenants that, among other things, restrict the Company’s and its subsidiaries’ ability to incur indebtedness and grant liens other than certain types of permitted indebtedness and permitted liens. The Credit Agreement requires the Company and its subsidiaries to comply with various negative covenants that restrict their activities (subject to negotiated exceptions), including, but not limited to, limitations on liens and other encumbrances, the incurrence of debt, payment of dividends, redemptions and repurchases of capital stock, loans and investments (including joint ventures), capital expenditures, mergers, consolidations, acquisitions, asset dispositions, and transactions with affiliates.

In addition, the Credit Facility requires the Company and its subsidiaries to comply with various affirmative covenants customary for financings of this type (subject to negotiated exceptions). The Credit Agreement contains various events of default, including but not limited to payment defaults, breaches of representations and warranties, noncompliance with covenants, failure of any guaranty or security document supporting the Company’s Credit Facility from being in full force and effect, “going concern” qualifications or exceptions to annual financials, bankruptcy related events of default, and change of control.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)     Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated September 24, 2013 by and among A. Schulman, Inc., A. Schulman International Services BVBA and A. Schulman Plastics BVBA, and JPMorgan Chase Bank, N.A., as Administrative agent and J.P. Morgan Europe Limited as Global Agent, the lenders named in the Credit Agreement (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary
Date: September 27, 2013